EXHIBIT 24.1

AMERICAN EXPRESS COMPANY
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Laureen E. Seeger, David A. Kanarek and James J. Killerlane III, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, a registration statement covering common shares of American Express Company to be offered pursuant to the American Express Retirement Savings Plan, as amended and any and all amendments (including without limitation, post-effective amendments) to such registration statement, and to file such registration statement with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

NAME	TITLE	DATE

/s/ Stephen J. Squeri	Chairman, Chief Executive Officer and Director	July 26, 2024
Stephen J. Squeri

/s/ Christophe Y. Le Caillec	Chief Financial Officer	July 26, 2024
Christophe Y. Le Caillec

/s/ Jessica Lieberman Quinn	Executive Vice President and Corporate Controller	July 26, 2024
Jessica Lieberman Quinn

/s/ Thomas J. Baltimore, Jr.	Director	July 26, 2024
Thomas J. Baltimore, Jr.

/s/ John J. Brennan	Director	July 26, 2024
John J. Brennan

/s/ Walter J. Clayton III	Director	July 26, 2024
Walter J. Clayton III

/s/ Theodore J. Leonsis	Director	July 26, 2024
Theodore J. Leonsis

/s/ Deborah P. Majoras	Director	July 26, 2024
Deborah P. Majoras

/s/ Karen L. Parkhill	Director	July 26, 2024
Karen L. Parkhill

/s/ Charles E. Phillips, Jr.	Director	July 26, 2024
Charles E. Phillips, Jr.

/s/ Lynn A. Pike	Director	July 26, 2024
Lynn A. Pike

/s/ Daniel L. Vasella	Director	July 26, 2024
Daniel L. Vasella

/s/ Lisa W. Wardell	Director	July 26, 2024
Lisa W. Wardell

/s/ Christopher D. Young	Director	July 26, 2024
Christopher D. Young